EXHIBIT 11
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                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

    (dollars in thousands, except per share data)                   For the Three                    For the Nine
                                                                    Months Ended                     Months Ended
                                                                    September 30,                    September 30,
                                                                2005            2004             2005            2004
    BASIC EARNINGS PER SHARE
    EARNINGS:
    Net income                                                    $5,268          $5,138          $15,259         $15,557

    AVERAGE SHARES OUTSTANDING:
    Weighted average common shares outstanding                10,451,578      10,524,304       10,425,704      10,562,547

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    BASIC EARNINGS PER SHARE                                       $0.50           $0.49            $1.46           $1.47
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    DILUTED EARNINGS PER SHARE
    EARNINGS:
    Net income                                                    $5,268          $5,138          $15,259         $15,557

    AVERAGE SHARES OUTSTANDING:
    Weighted average common shares outstanding                10,451,578      10,524,304       10,425,704      10,562,547
    Net effect of the assumed exercise of stock options
         based on the treasury stock method                      139,892         145,494          138,049         185,517
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              Total weighted average diluted common shares    10,591,470      10,669,798       10,563,753      10,748,064
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    DILUTED EARNINGS PER SHARE                                     $0.50           $0.48            $1.44           $1.45
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